UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2012

United States Steel Corporation

 (Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 31, 2012, U. S. Steel Serbia B.V., a wholly owned subsidiary of United States Steel Corporation (U. S. Steel) sold U. S. Steel Serbia d.o.o. to the Republic of Serbia for a purchase price of one dollar.  In addition, U. S. Steel Košice s.r.o., a wholly owned subsidiary of U. S. Steel, received a $40 million payment (as determined under Section 7.4 of the Master Share Purchase Agreement) for certain intercompany balances owed by U. S. Steel Serbia d.o.o. for raw materials and support services.

A copy of the Master Share Purchase Agreement is attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following pro-forma financial information is attached hereto as Exhibit 99.1:

Unaudited condensed pro forma consolidated balance sheet as of September 30, 2011 and unaudited condensed pro forma consolidated statements of operations for the nine months ended September 30, 2011 and the twelve months ended December 31, 2010.

(d) Exhibits

2.1	Master Share Purchase Agreement by and between U. S. Steel Serbia B.V. and U. S. Steel Košice s.r.o., wholly owned subsidiaries of U. S. Steel, and the Republic of Serbia, dated January 31, 2012.

99.1	Pro Forma Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated: February 6, 2012